AGREEMENT

Made as of this 13th day of December, 2002, by and among VANGUARD WELLINGTON FUND, VANGUARD WINDSOR FUNDS, VANGUARD WORLD FUNDS, VANGUARD EXPLORER FUND, VANGUARD MORGAN GROWTH FUND, VANGUARD WELLESLEY INCOME FUND, VANGUARD FIXED INCOME SECURITIES FUNDS, VANGUARD MONEY MARKET RESERVES, VANGUARD MUNICIPAL BOND FUNDS, VANGUARD STAR FUNDS, VANGUARD PRIMECAP FUND, VANGUARD INDEX FUNDS, VANGUARD TRUSTEES ' EQUITY FUND, VANGUARD SPECIALIZED FUNDS, VANGUARD CALIFORNIA TAX-FREE FUNDS, VANGUARD NEW YORK TAX-FREE FUNDS, VANGUARD PENNSYLVANIA TAX-FREE FUNDS, VANGUARD OHIO TAX- FREE FUNDS, VANGUARD FLORIDA TAX-FREE FUNDS, VANGUARD CONVERTIBLE SECURITIES FUND, VANGUARD QUANTITATIVE FUNDS, VANGUARD BOND INDEX FUNDS, VANGUARD FENWAY FUNDS, VANGUARD NEW JERSEY TAX-FREE FUNDS, VANGUARD ADMIRAL FUNDS, VANGUARD MALVERN FUNDS, VANGUARD VARIABLE INSURANCE FUNDS, VANGUARD BALANCED INDEX FUND, VANGUARD INSTITUTIONAL INDEX FUND, VANGUARD INTERNATIONAL EQUITY INDEX FUNDS, VANGUARD TAX-MANAGED FUNDS, VANGUARD WHITEHALL FUNDS, VANGUARD TREASURY FUNDS, VANGUARD HORIZON FUNDS, AND VANGUARD MASSACHUSETTS TAX-EXEMPT FUNDS, (herein after collectively referred to as the "Funds") and THE VANGUARD GROUP, INC. AND VANGUARD MARKETING CORPORATION (herein after collectively referred to as "Vanguard" ) .

THIS AGREEMENT is entered into under the following circumstances:

WHEREAS, Section 17(g) of the Investment Company Act of 1940 ("the Act")

provides that the Securities and Exchange Commission ("SEC") is authorized to require that the officers and employees of registered management investment companies who, either singly or jointly with others, may have access to the Funds' assets, be bonded against larceny and embezzlement, and the SEC has promulgated such rules and regulations ("Rule 17g- 1 "); and

WHEREAS, the Funds and Vanguard are named as joint insureds under the terms of a bond or policy of insurance with total coverage of $$400,000,000 which insures against larceny and embezzlement by officers and employees (the "Joint Insured Bond"); and

WHEREAS, a majority of the Board of Trustees of each of the Funds (the "Board"), who are not "interested persons" as defined by Section 2(a)(19) of the Act, have given due consideration to all factors relevant to the form, amount and apportionment of recoveries and premium on the Joint Insured Bond, and the Board has approved the term and amount of the Joint Insured Bond, the portion of the premium payable by that party, and the manner in which recovery on the Joint Insured Bond, if any, shall be shared by and among the parties hereto as hereinafter set forth; and

WHEREAS, the Funds and Vanguard now desire to enter into this Agreement as required by Rule 17g-1(f) of the Act to establish the manner in which recovery on the Joint Insured Bond, if any, shall be shared.

NOW, THEREFORE, IT IS HEREBY AGREED by and among the parties as follows:

1. ALLOCATION OF PREMIUMS

The annual premium shall be allocated among the Vanguard Funds, based on relative net assets and expensed monthly over the term of the Joint Insured

Bond.

2. ALLOCATION OF RECOVERIES

A. In the event of a separate loss or losses under the Joint Insured Bond, the party suffering such loss or losses shall be entitled to be indemnified up to the full amount of the Joint Insured Bond.

B. If more than one of the parties is damaged in a single loss or occurrence for which recovery is received under the Joint Insured Bond, each such party shall receive that portion of the recovery which represents the loss sustained by that party, unless the recovery is inadequate to indemnify fully each such party sustaining a loss.

C. If the recovery is inadequate to indemnify fully each such party sustaining a loss, the recovery shall be allocated among such parties as follows:

(i)      Each party sustaining a loss shall be allocated an amount equal to the lesser of its actual loss or the minimum amount of bond deemed appropriate to be maintained by such party as set forth in paragraph 2 below and Exhibit A as attached.

(ii)          The remaining portion of the recovery shall be allocated to each party sustaining a loss not fully indemnified by the allocation under subparagraph (C)(i) in ratio of the premium paid by each such party to the premium paid by all such parties.

3. BOND COVERAGE REQUIRED

Each party has determined that the minimum amount of fidelity bond coverage deemed appropriate to be maintained. This amount is set forth in Exhibit A and each Fund represents and warrants to each of the other parties that the minimum amount of coverage required by Rule 17g-l(d)(1) as of July 3 1,2002, is not more than reflected in Exhibit A. Each Fund further agrees that it will determine, immediately following the end of its fiscal quarters, the minimum amount of coverage required by Rule 17g-1(1), and will promptly take such steps as may be necessary to insure that its minimum coverage as set forth in Exhibit A shall not be less than the minimum coverage required by Rule 17g- 1 (d)(1).

4. This Agreement shall apply to the present fidelity bond coverage and any renewal or replacement thereof and shall continue until terminated by any party hereto upon the giving of not less than sixty days' written notice to the other parties hereto.

5. Any dispute arising under this Agreement shall be submitted to arbitration under the Rules of the American Arbitration Association and the decision rendered therein shall be final and binding upon the parties hereto.

IN WITNESS WHEREOF, the parties hereto have caused these presents to be executed as of the date aforesaid.

VANGUARD WELLINGTON FUND
VANGUARD WINDSOR FUNDS
VANGUARD WORLD FUNDS
VANGUARD EXPLORER FUND
VANGUARD MORGAN GROWTH FUND
VANGUARD WELLESLEY INCOME FUND
VANGUARD FIXED INCOME SECURITIES FUNDS
VANGUARD MONEY MARKET RESERVES
VANGUARD MUNICIPAL BOND FUNDS
VANGUARD STAR FUNDS
VANGUARD INDEX FUNDS
VANGUARD TRUSTEES' EQUITY FUND
VANGUARD SPECIALIZED FUNDS
VANGUARD PRZMECAP FUND
VANGUARD CALIFORNIA TAX-FREE FUNDS
VANGUARD NEW YORK TAX-FREE FUNDS
VANGUARD PENNSYLVANIA TAX-FREE FUNDS
VANGUARD CONVERTIBLE SECURITIES FUND
VANGUARD QUANTITATIVE FUNDS
VANGUARD BOND INDEX FUNDS
VANGUARD FENWAY FUNDS
VANGUARD BALANCED INDEX FUND
VANGUARD FLORIDA TAX-FREE FUNDS
VANGUARD ADMIRAL FUNDS
VANGUARD NEW JERSEY TAX-FREE FUNDS
VANGUARD MALVERN FUNDS
VANGUARD OHIO TAX-FREE FUNDS
VANGUARD VARIABLE INSURANCE FUNDS
VANGUARD INSTITUTIONAL INDEX FUND
VANGUARD INTERNATIONAL EQUITY INDEX FUNDS
VANGUARD TAX-MANAGED FUNDS
VANGUARD HORIZON FUNDS
VANGUARD WHITEHALL FUNDS
VANGUARD TREASURY FUNDS

VANGUARD MASSACHUSETTS TAX-EXEMPT FUNDS
THE VANGUARD GROUP, INC.
VANGUARD MARKETING CORPORATION

BY	/s/ John J. Brennan
John J. Brennan
Chairman, President, and
Chief Executive Officer

Attest:	/s/ R. Gregory barton
R. Gregory Barton, Secretary

Exhibit A

FIDELITY BOND REQUIREMENTS

As of 11/30/2002

	Gross Fund Amount	SEC Insurance
Trust/Fund Name	(000)	Requirements

Bond lndex Fund
Total Bond lnst.(222)	$847,554	$1,500
Total Bond lndex(84)	24,514,964	2,500
ST Bond lndex(132)	3,088,914	2,100
InterT Bond lndex(314)	2,950,900	1,900
LT Bond lndex(522)	749,745	900
Calvert Social lnd.(0213)	103,277	525
Explorer Fund(24)	4,086,303	2,500
lndex Trust
Index-Extended(98)	4,017,387	1,900
Index-Extendlnst(856)	717,719	900
Index-MidCap(859)	3,408,134	1,500
Index-MidCaplnst(864)	582,506	900
Index-SmCapVal(860)	1,580,105	900
Index-SmCapVal.lnst	285,516	750
Index-SmCap Gro	527,985	750
Index-SmCapGro.lnst	96,903	450
lndex 500(40)	72,342,157	2,500
Index-Tot.Stock(85)	24,901,174	2,500
IndexTotStocklnst(855)	1,011,478,8	1,250
Index-Growth(9)	8,084,091	2,500
Index-Grolnst.(868)	1,742,772	1,500
Index-Value(6)	3,389,451	2,100
Index-Val.Inst(867)	1,377,935	1,250
Index-Small Cap(48)	4,433,448	2,500
Index-SmCaplnst(857)	1,011,870	1,250
Wellington Fund(21)	22,929,125	2,500
Windsor Funds
Windsor(22)	14,121,306	2,500
Windsor ll(73)	21,090,042	2,500
Trustee Equity Fund
TCF-United States(25)	465,601	750
TCF-lnternational(46)	111,702	525
Money Market Reserves
Admiral	11,084,941	2,500
Prime MM(30)	54,084,941	2,500
Federal MM(33)	6,906,596	2,500
Treasury MoneyMkt.(SO)	4,944,621	2,500
STAR Fund
STAR Portfolio(56)	8,132,605	2,500
STAR-lncome(723)	809,587	1,000
STAR-ConservGr(724)	2,012,474	1,700

STAR-ModGrow(914)	4,227,708	2,500
STAR-Growth(l22)	3,714,942	2,300
Capital Value Fund	215,826	600
Morgan Growth	3,020,973	2,100
PRIMECAP(59)	15,519,662	2,500
Strategic Equity	932,368	1,000
Growth & Income(93)	5,568,438	2,500
Selected ValuePort(934)	1,117,754	1,000
U.S. Growth(23)	6,543,507	2,500
International Growth(81)	6,050,603	2,500
Wellesley(27)	8,388,279	2,500
Specialized Portfolios
Energy(51)	1,364,839	1,250
Gold(53)	479,497	750
Health Care(52)	15,790,362	2,500
RElT Index Port(123)	2,057,306	1,700
Utilities(57)	586,674	900
Fixed Income Securities
Short Term US Tr(32)	3,999,836	2,300
Short Term Fed(49)	3,481,199	2,100
ST Corp(391858)	11,524,012	2,500
lnter Term Corp(71)	3,465,523	2,100
lnter Term Treas(35)	4,583,838	2,500
GNMA(36)	27,170,815	2,500
Long TermTreas(83)	2,145,947	1,700
Long Term Corp(28)	4,245,622	2,500
High Yield Corp(29)	7,062,055	2,500
Tax Managed Fund
Growth and Inc.(lOl)	1,833,919	1,500
Cap,Apprec.(l02)	2,153,042	1,700
Balanced(l03)	416,857	750
International	397,406	750
Tax-Mgd. Small Cap	662,348	900
Cap. Opportunity(l11)	4,206,309	2,500
Global Asset(l15)	244,792	600
lntl Value Fund	1,155,007	1,250
Municipal Bond Fund
Money Market(45)	11,114,502	2,500
Short Term(41)	3,610,122	2,300
Intermediate Term(42)	11,687,337	2,500
Long Term(43)	2,054,789	1,700
High Yield(44)	3,907,795	2,300
lnsured LongTerm(58)	2,881,527	1,900
Limited Term(31)	5,241,628	2,500
California TF Fund
Money Market(62)	3,594,036	2,300
lnsured InterTerm(l00)	2,591,213	1,900
lnsured LongTerm(75)	2,119,830	1,700
MA Tax-Exempt Fund	374,962	750
Florida lnsured TF(18)	1,181,975	1,250
New York TF Fund
Money Market(l63)	1,627,414	1,250
lnsured LongTerm(76)	2,150889	1,700
Penna TF Fund
Money Market(63)	2,448,369	1,700

lnsured LongTerm(77)	2,425,559	1,700
New Jersey TF Fund
Money Market(95)	1,757,531	1,500
Insured LongTerm(l4)	1,554,650	1,500
Ohio TF Fund
Money Market(96)	711,576	900
Insured LongTerm(97)	526,219	900
Equity Income Fund(65)	2,301,679	1,700
Asset Allocation (78)	7,504,637	2,500
Instit. lndex(941854)	31,223,948	2,500
Inter Equity Index Fund
European(79)	4,876,616	2,500
Pacific(72)	1,740,805	1,500
Emerging Mkts(533)	997,079	1,000
Variable Insurance Fund
Money Market(64)	1,035,534	1,250
High Grade Bond(67)	539,781	900
Equity lndex(68)	1,210,491	1,250
Balanced(69)	682,670	900
Growth(l0)	594,392	900
Equity Income(8)	340,773	750
High Yield(146)	173,538	525
Small Company(1 60)	455,919	750
International(86)	235,610	600
Balanced Index(2)	4,353,852	2,500

TOTALS	$589,096,746	$177,825